UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 11, 2018

Cadence Bancorporation

(Exact name of registrant as specified in its charter)

Delaware	001-38058	47-1329858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Post Oak Boulevard, Suite 3800 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

(713) 871-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01	Other Events

Distribution by Cadence Bancorp, LLC

Since Cadence Bancorporation’s (the “Company’s”) initial public offering in April 2017, Cadence Bancorp, LLC (the “LLC”) has completed a series of registered secondary offerings of shares of Class A common stock, par value $0.01 per share (the “Class A Common Stock”) of the Company held by the LLC, gradually reducing its ownership interest in the Company. On September 10, 2018, the LLC completed an in-kind distribution (the “Distribution”) of substantially all of the shares of Class A Common Stock held by the LLC to its unitholders (other than a de minimis amount of Class A Common Stock representing the aggregate fractional shares in lieu of which unitholders are to receive cash). As a result of the Distribution, the LLC now owns only 58 shares of the Company’s Class A Common Stock.

Certain unitholders of the LLC elected not to participate in the Offering (as defined below) with respect to 9,575,185 shares of Class A Common Stock received in the Distribution, representing approximately 11.5% of the Company’s outstanding Class A Common Stock, and will be restricted from transferring such shares of Class A Common Stock received in the Distribution without the Company’s consent for a period of 45 days after the date of the Prospectus Supplement (as defined below). Of those 9,575,185 shares, 4,523,970 shares are held by affiliates (including the board of directors and management of the Company), representing 5.4% of the Class A Common Stock outstanding, with the remaining held by approximately 40 unaffiliated holders, all of whom individually own less than 5% of the Class A Common Stock outstanding.

Secondary Offering

On September 14, 2018, certain unitholders of the LLC who elected to sell the shares of Class A Common Stock they received in the Distribution (the “Selling Stockholders”) completed a secondary offering (the “Offering”) of 12,099,757 shares of Class A Common Stock, at a price to the public of $27.55 per share, less underwriting discounts and commissions, as described in a prospectus supplement, dated September 11, 2018, filed with the Securities and Exchange Commission (the “Commission”) on September 13, 2018 (the “Prospectus Supplement”). In connection with the Offering, the Company entered into an Underwriting Agreement, dated September 11, 2018 (the “Underwriting Agreement”), by and among the Company, the Selling Stockholders and Morgan Stanley & Co. LLC as Underwriter.

The shares of Class A Common Stock sold by the Selling Stockholders in the Offering represent approximately 14.5% of the Class A Common Stock outstanding and were registered pursuant to the Registration Statement on Form S-3ASR (Commission File No. 333-225075), which was filed with the Commission on May 21, 2018 (the “Registration Statement”). The Company did not receive any of the proceeds from the sale of such shares of Class A Common Stock.

The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K. Exhibits 1.1 and 5.1 contained in Item 9.01 hereof are incorporated by reference into the Registration Statement.

The LLC anticipates dissolving during the fourth quarter of 2018 and will not execute any further secondary offerings.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of September 11, 2018, by and among the Company, the Selling Stockholders named in Schedule II thereto and Morgan Stanley & Co. LLC as Underwriter.

5.1	Opinion of Wachtell, Lipton, Rosen & Katz.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cadence Bancorporation

Date: September 14, 2018	By:	/s/ Jerry W. Powell
	Name:	Jerry W. Powell
	Title:	Executive Vice President and General Counsel